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                                                                    EXHIBIT 10.2


                           ARBOR NATIONAL HOLDINGS, INC.
                  1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN


     SECTION 1.  PURPOSE, DEFINITIONS.

     The purpose of the Arbor National Holdings, Inc. 1998 Non-Employee Director Stock Incentive Plan (the "Plan") is to enable Arbor National Holdings, Inc. (the "Company") to attract, retain and reward non-employee directors to serve on its Board of Directors, and strengthen the mutuality of interests between such persons and the Company's shareholders, by offering such persons equity-based incentives in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  "Board" means the Board of Directors of the Company.

(b) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful or gross misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d) "Company" means Arbor National Holdings, Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

(e) "Deferred Stock" means any right to receive Stock at the end of a specified deferral period pursuant to Section 8.

(f) "Disability" means disability as determined under procedures established by the Board for purposes of this Plan.

(g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(h) "Fair Market Value" means, as of any given date, unless otherwise determined by the Board in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ on such date, or, if the


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     Stock is not traded on such date, the immediately preceding trading day, or, if no such sale of Stock occurs on the NASDAQ on such date or such immediately preceding trading day, the fair market value of the Stock as determined by the Board in good faith.

(i) "Plan" means this Arbor National Holdings, Inc. 1998 Non-Employee Director Stock Incentive Plan, as it may be amended from time to time.

(j)  "Stock" means the Common Stock, $0.01 par value per share, of the Company.

(k) "Stock Option" or "Option" means any option to purchase shares of Stock pursuant to Section 5 below.

     SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by the Board, which shall the full power and authority to administer grants made, pursuant to the terms of the Plan, to non-employee directors on the Company's Board.

     In particular the Board shall have the authority:

     (a)  to decide all eligibility issues;

     (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

     (c) to determine the terms and conditions pursuant to which an award under the Plan may be terminated.

     The Board shall have the authority: to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Board pursuant to the provisions of the Plan shall be made in the Board's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

     SECTION 3.  STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for distribution under the Plan shall be ___________ shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.


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     Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Deferred Stock award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock or cash equivalent value, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

     SECTION 4.  ELIGIBILITY.

     All non-employee directors on the Board are eligible for awards under the Plan.

     SECTION 5.  STOCK OPTIONS.

     Each non-employee director on the Board as of the effective date of the Company's 1998 initial public offering (the "IPO") shall receive an Option to purchase 3,000 shares of Stock priced at the IPO offering price.

     Each non-employee director first elected to the Board after the effective date of the Company's 1998 IPO shall receive an Option to purchase 3,000 shares of Stock priced at the IPO offering price on the date of their election to the Board.

     Each subsequent year after the calendar year in which he or she was initially elected to the Board, each non-employee director still in service as of the date of the Company's annual shareholders' meeting for such subsequent year shall receive an Option to purchase 1,000 shares of Stock priced at the Fair Market Value of the Stock on such date.


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     Options granted under the Plan shall be subject to the following terms andconditions and to such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable (as set forth in the applicable Stock Option agreement):

          (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board in accordance with the above provisions.

          (b) OPTION TERM. The term of each Stock Option shall be ten (10) years after the date the Option is granted.

          (c) EXERCISABILITY. Stock Options shall vest and become exercisable in 25% installments on each of the first four (4) anniversaries of the date of grant, provided that the non-employee director is still in service on the Board.

          (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions are imposed under or pursuant to this Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

          Such notice shall be accompanied by payment in full of the purchase price. Without limiting the generality of the foregoing, payment of the option price may be made: (i) in cash or its equivalent; (ii) if and to the extent expressly so provided in the applicable Stock Option agreement, by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest); (iii) if and to the extent expressly so provided in the applicable Stock Option agreement, by executing a note; (iv) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or (v) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

          No shares of Stock shall be issued upon exercise of a stock option until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 9(a).

          (e) TRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to



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     the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

          (f) TERMINATION BY DEATH. Subject to Section 5(j) below, if an optionee's service on the Board terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such Option was exercisable at the time of death, by the legal representative of the optionee's estate or by the legatee of the optionee under the will of the optionee for a period of one year from the date of death or, if earlier, until the expiration of the stated term of such Stock Option.

          (g) TERMINATION BY REASON OF DISABILITY. Subject to Section 5(j) below, if an optionee's service on the Board terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent such Option was exercisable at the time of such termination, for a period of one year from the date of such termination or, if earlier, the expiration of the stated term of such Stock Option, provided, however, that, if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee at death, to the extent otherwise exercisable at the time of death, shall thereafter be exercisable for a period of one year from the date of death or, if earlier, until the expiration of the stated term of such Stock Option.

          (h) OTHER TERMINATION. Unless otherwise determined by the Board and provided in the applicable Stock Option agreement, if an optionee's service on the Board terminates for any reason other than death, Disability, the Stock Option shall thereupon immediately terminate, except that, if the optionee's service is terminated by the optionee voluntarily other than in a Cause situation, such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three (3) months or the balance of the Option's stated term.

     SECTION 6.  RETAINER-RELATED STOCK GRANTS.

     Each non-employee director on the Board as of the effective date of the Company's 1998 initial public offering (the "IPO") shall receive a grant of 1,000 shares of Stock for 1998, in lieu of any cash retainer for services rendered in 1998 as director on the Board, and in addition to any meeting fees received for such services.

     For each calendar year after 1998, each non-employee director on the Board as of June 30 and December 31 of such year shall receive, with respect to the six (6) month period ending on such date, a retainer payment in the amount of $7,500, 50% of which will be paid in the form of Stock having a Fair Market Value on such date of $3,750, and 50% of which will be paid in the form of cash unless the director elects, on at least 10 business days prior notice to the Company, to have such 50% also paid in the form of Stock. Notwithstanding the above, any amount otherwise payable as a


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fractional share will be paid in the form of cash.  Any retainer paid hereunder will be in addition to any meeting fees received for director services for the period in question.

     SECTION 7.  AMENDMENTS AND TERMINATION.

     The Board may amend, alter or discontinue the Plan, but no amendment,alteration or discontinuation shall be made which would impair the rights of an participant under an award previously granted and still outstanding, without the optionee's or participant's consent.

     The Board may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     SECTION 8.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     SECTION 9.  GENERAL PROVISIONS.

     (a) The Board may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


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     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any director any right to continue to be a director, nor shall it interfere in any way with the right of the Company to terminate the service of any director.

     (d) Each participant shall pay to the Company, or make arrangementssatisfactory to the Board regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The Board may permit a participant to postpone the delivery of Stock under any award, including a Stock Option, under the Plan upon such terms and conditions as the Board shall determine.

     (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, applied without regard to conflict of law principles.

     SECTION 10.  EFFECTIVE DATE OF PLAN.

     The Plan was adopted by the Board on July ___, 1998, and shall be effective as of such date, conditioned on and subject to the approval of the Plan (and any pre-approval grants thereunder) by the Company's shareholders no later than the annual shareholders meeting for 1999.




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     SECTION 11.  TERM OF PLAN.

     No award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such awards.




























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